Exhibit 21
PERRIGO SUBSIDIARIES

Name of Subsidiary	State/Country of Incorporation
Chefaro Ireland Designated Activity Company	Ireland
Habsont Unlimited Company	Ireland
Irish Biosciences Venture Capital Fund	Ireland
Omega Teknika Designated Activity Company	Ireland
Perrigo Company plc	Ireland
Perrigo Corporation Designated Activity Company	Ireland
Perrigo Finance Unlimited Company	Ireland
Perrigo Holdings Unlimited Company	Ireland
Perrigo International Finance Designated Activity Company	Ireland
Perrigo Ireland 1 Designated Activity Company	Ireland
Perrigo Ireland 10 Unlimited Company	Ireland
Perrigo Ireland 11 DAC	Ireland
Perrigo Ireland 12 Designated Activity Company	Ireland
Perrigo Ireland 13 Designated Activity Company	Ireland
Perrigo Ireland 2 Designated Activity Company	Ireland
Perrigo Ireland 3 Designated Activity Company	Ireland
Perrigo Ireland 4 Unlimited Company	Ireland
Perrigo Ireland 5 Unlimited Company	Ireland
Perrigo Ireland 6 Unlimited Company	Ireland
Perrigo Ireland 7 Designated Activity Company	Ireland
Perrigo Ireland 8 Designated Activity Company	Ireland
Perrigo Ireland 9 Unlimited Company	Ireland
Perrigo Ireland Management Designated Activity Company	Ireland
Perrigo Pharma International Designated Activity Company	Ireland
Perrigo Science Eight Unlimited Company	Ireland
Perrigo Science One Designated Activity Company	Ireland
Gr8ness, LLC	Michigan
L. Perrigo Company	Michigan
P2C, Inc.	Michigan
Perrigo Company	Michigan
Perrigo Company Charitable Foundation	Michigan
Perrigo Finance (US) LLC	Michigan
Perrigo Global Holdings, Inc.	Michigan
Perrigo International Holdings, LLC	Michigan
Perrigo International, Inc.	Michigan
Perrigo Management Company	Michigan
Perrigo Research & Development Company	Michigan
Perrigo Sales Corporation	Michigan
PMI Branded Pharmaceuticals, Inc.	Michigan
Athena Neurosciences, LLC	Delaware
CP Kayak Holdings, Inc.	Delaware
Elan Pharmaceuticals, LLC	Delaware
PBM Canada Holdings, LLC	Delaware
PBM China Holdings, LLC	Delaware
PBM Foods, LLC	Delaware

PBM Holdings, LLC	Delaware
PBM International Holdings, LLC	Delaware
PBM Mexico Holdings, LLC	Delaware
PBM Nutritionals, LLC	Delaware
PBM Products, LLC	Delaware
Perrigo China Business Trustee, LLC	Delaware
Perrigo Diabetes Care, LLC	Delaware
Perrigo International Holdings II, Inc.	Delaware
Perrigo LLC	Delaware
Perrigo Mexico Investment Holdings, LLC	Delaware
Perrigo New York, Inc.	Delaware
Perrigo Oral Health Care Holdings, Inc.	Delaware
Ranir Global Holdings, LLC	Delaware
Ranir, LLC	Delaware
Perrigo Company of Tennessee	Tennessee
Perrigo Florida, Inc.	Florida
Perrigo Direct, Inc.	Georgia
Kazmira LLC	Colorado
Arginet Investments and Property (2003) Ltd.	Israel
CanNegev Ltd	Israel
Perrigo Israel Enterprises & Investments Ltd.	Israel
Perrigo Israel Opportunities II Ltd.	Israel
Perrigo Israel Trading Limited Partnership	Israel
Pharma Clal (1983) Ltd.	Israel
Galpharm Healthcare Limited	United Kingdom
Galpharm International Limited	United Kingdom
Kiteacre Limited	United Kingdom
Omega Pharma Limited	United Kingdom
Perrigo Pharma Limited	United Kingdom
Perrigo UK Acquisition Limited	United Kingdom
Perrigo UK Finco Limited Partnership	United Kingdom
Perrigo Ventures Limited Partnership	United Kingdom
Ranir (Holdings) Limited	United Kingdom
Ranir Limited	United Kingdom
Solent Oral Care Limited	United Kingdom
The Learning Pharmacy Limited	United Kingdom
Wrafton Laboratories Limited	United Kingdom
Gelcaps Exportadora de Mexico, S.A. de C.V.	Mexico
Laboratorios DIBA S.A.	Mexico
PBM Products Mexico S de R.L. de C.V.	Mexico
Perrigo de Mexico S.A. de C.V.	Mexico
Perrigo Mexico Holding S.A. de C.V.	Mexico
Quimica Y Farmacia S.A. de C.V.	Mexico
Cinetic Laboratories Argentina SA	Argentina
Perrigo Australian Holding Company II PTY Limited	Australia
Orion Laboratories PTY Limited	Australia
Aurora Pharmaceuticals Pty Ltd	Australia
Omega Pharma Australia Pty Ltd	Australia
Rubicon Healthcare Holdings Pty Ltd	Australia
Orion Laboratories (NZ) Ltd.	New Zealand

Jewel Consumer Care Pvt. Ltd.	India
Perrigo Laboratories India Private Limited	India
Omega Pharma Austria Healthcare GmbH	Austria
Omega Pharma GmbH	Austria
Richard Bittner AG	Austria
Elan International Services Limited	Bermuda
Perrigo International Insurance Limited	Bermuda
Perrigo do Brasil Farmaceutica Ltda.	Brazil
Perrigo Danmark A/S	Denmark
Elan Europa Finance S.á r.l.	Luxembourg
Omega Pharma Luxembourg SarL	Luxembourg
Luxembourg Investment Company 289 Sàrl	Luxembourg
P-Direct NL B.V.	Netherlands
Monksland Holdings B.V.	Netherlands
Oce-Bio Nederland B.V.	Netherlands
Omega Pharma Nederland B.V.	Netherlands
Perrigo Ireland Holding Company B.V.	Netherlands
Perrigo Israel Holdings II B.V.	Netherlands
Perrigo Netherlands B.V.	Netherlands
Perrigo Netherlands Finco 1 Coöperatief U.A.	Netherlands
Perrigo Netherlands Finco 2 B.V.	Netherlands
Perrigo Netherlands International Partnership C.V.	Netherlands
Perrigo Pharma Holding Nederland BV	Netherlands
Samenwerkende Apothekers Nederland B.V.	Netherlands
Interdelta S.A.	Switzerland
JLR Pharma S.A.	Switzerland
Perrigo China Business Trust	China
Perrigo Trading (Shanghai) Co., Ltd.	China
Zibo Xinhua - Perrigo Pharmaceutical Company Ltd.	China
Ranir Changshu Oral Care CO., Ltd.	China
Solent Dental Company Limited	Hong Kong
Perrigo Asia Holding Company Ltd.	Mauritius
Perrigo Ukraine LLC	Ukraine
Biover NV	Belgium
Jaico R.D.P. NV	Belgium
Medgenix Benelux NV	Belgium
Oce Bio BV	Belgium
Omega Pharma Belgium NV	Belgium
Omega Pharma Capital NV	Belgium
Omega Pharma Innovation & Development NV	Belgium
Omega Pharma International NV	Belgium
Perrigo Europe Invest NV	Belgium
Perrigo Holding NV	Belgium
Omega Pharma Trading NV	Belgium
Totalcare International Corp	British Virgin Islands
Perrigo Bulgaria OOD	Bulgaria
Omega Alpharm Cyprus Ltd.	Cyprus
Omega Pharma AS	Czech Republic
Perrigo Suomi Oy	Finland
Cosmediet - Biotechnie SAS	France

Laboratoire de la Mer SAS	France
Laboratoires Omega Pharma France SAS	France
Perrigo France SAS	France
Naturwohl Pharma GmbH	Germany
Abtei Omega Pharma GmbH	Germany
Omega Pharma Deutschland GmbH	Germany
Omega Pharma Manufacturing GmbH & Co. KG	Germany
Omega Pharma Manufacturing Verwaltungs GmbH	Germany
Paracelsia Pharma GmbH	Germany
Omega Pharma Hellas SA Health and Beauty Products	Greece
Despharma Kft.	Hungary
Omega Pharma Hungary Kft.	Hungary
Perrigo Italia S.r.l	Italy
Omega Pharma Baltics SIA	Latvia
Perrigo Norge AS	Norway
Perrigo Poland Sp.z.o.o	Poland
Perrigo Portugal LDA	Portugal
Perrigo România S.R.L.	Romania
Adriatic Distribution doo Beograd	Serbia
Omega Pharma s.r.o.	Slovakia
Adriatic BST Trgovina in Storitve D.o.o.	Slovenia
OmegaLabs (Pty) Ltd	South Africa
Perrigo España SA	Spain
Aco Hud Nordic AB	Sweden
Perrigo Sverige AB	Sweden
Perrigo Kişisel Bakım Ürünleri Sanayi ve Ticaret Limited Şirketi	Turkey